Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-255155 on Form F-1 of our report dated March 24, 2021, relating to the consolidated financial statements of VALNEVA SE. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Associés

Bordeaux, France
April 29, 2021